Exhibit 99.2

Supplemental Financial & Operating Information

Year Ended – December 31, 2016

Four Corners Property Trust, Inc. (“FCPT” or the “Company”, NYSE: FCPT), headquartered in Mill Valley, CA, is primarily engaged in the acquisition and leasing of restaurant properties. FCPT seeks to grow its portfolio by acquiring additional real estate to lease, on a triple net basis, for use in the restaurant and related food services industry. As of December 31, 2016, FCPT’s leased portfolio consists of 475 restaurant properties located in 44 states. The properties are 100% occupied under long-term, triple net leases with a weighted average remaining lease term of approximately 13.7 years and an estimated portfolio weighted average EBITDAR to Lease Rent coverage of 4.2x.

Table of Contents

Non-GAAP Definitions	3

Consolidated Balance Sheets	5

Consolidated Statements of Operations	6

FFO and AFFO Statement	7

Leased Portfolio Summary	8

Diversification by State	9

Lease Expirations	10

Non-GAAP Definitions and Cautionary Note Regarding Forward-Looking Statements:

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, and to cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP.

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We also omit the tax impact of non-FFO producing activities from FFO determined in accordance with the NAREIT definition.

Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO:

1.	Transaction costs incurred in connection with the acquisition of real estate investments

2.	Non-cash stock-based compensation expense

3.	Amortization of deferred financing costs

4.	Other non-cash interest expense

5.	Non-real estate depreciation

6.	Merger, restructuring and other related costs

7.	Impairment charges

8.	Amortization of capitalized leasing costs

9.	Straight-line rent revenue adjustment

10.	Amortization of above and below market leases

11.	Debt extinguishment gains and losses

12.	Recurring capital expenditures and tenant improvements

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs; however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

EBITDAR represents earnings before interest, taxes, depreciation, amortization and rent. Calculated as EBITDA plus rental expense.

EBITDAR to Lease Rent coverage is calculated by dividing our reporting tenants’ trailing 12-month EBITDAR by annual contractual rent.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance; and expectations regarding the making of distributions and the payment of dividends. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and the Company can give no assurance that its expectations or the events described will occur as described. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.

Factors that could have a material adverse effect on the Company’s operations and future prospects or that could cause actual results to differ materially from the Company’s expectations are included in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2016.

Consolidating Balance Sheet

December, 31 2016

(Unaudited)

(In thousands)

	Real Estate Operations	Restaurant Operations	Elimination	Consolidated FCPT
ASSETS
Real estate investments:
Land	$418,880	$3,061	$—	$421,941
Buildings, equipment and improvements	1,042,087	13,537	—	1,055,624

Total real estate investments	1,460,967	16,598	—	1,477,565
Less: accumulated depreciation	(577,392)	(5,915)	—	(583,307)

Total real estate investments, net	883,575	10,683	—	894,258
Cash and cash equivalents	24,412	2,231	—	26,643
Deferred rent	11,594	—	—	11,594
Other assets	4,166	490	—	4,656
Investment in subsidiary	10,953	—	(10,953)	—
Intercompany receivable	769	—	(769)	—

Total Assets	$935,469	$13,404	$(11,722)	$937,151

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of deferred financing costs	$438,895	$—	$—	$438,895
Deferred rental revenue	7,974	—	—	7,974
Deferred tax liability	196	—	—	196
Dividends payable	14,519	—	—	14,519
Other liabilities	3,288	2,162	—	5,450
Intercompany payable	—	769	(769)	—

Total liabilities	464,872	2,931	(769)	467,034

Equity:
Preferred stock	—	—	—	—
Common stock	6	—	—	6
Additional paid-in capital	438,864	10,953	(10,953)	438,864
Accumulated other comprehensive gain	207	—	—	207
Noncontrolling interest	5,097			5,097
Retained earnings	26,423	(480)	—	25,943

Total equity	470,597	10,473	(10,953)	470,117

Total Liabilities and Equity	$935,469	$13,404	$(11,722)	$937,151

Consolidated and Combined Statements of Operations

Three Months and Year Ended December 31, 2016 and 2015

(Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Rental revenue	$26,876	$15,134	$105,624	$15,134
Restaurant revenue	4,391	4,319	18,394	18,322

Total revenues	31,267	19,453	124,018	33,456
Operating expenses:
General and administrative	2,546	1,856	10,977	1,856
Depreciation and amortization	5,231	3,153	20,577	3,758
Restaurant expenses	4,253	3,396	17,853	16,996
Interest expense	3,239	2,203	14,828	2,203

Total operating expenses	15,269	10,608	64,235	24,813

Other income	9	—	97	—
Realized gain on sale, net	16,623	—	16,623	—

Income before provision for income taxes	32,630	8,845	76,503	8,643
(Provision for) benefit from income taxes	(108)	(2,949)	80,347	(2,944)

Net Income	$32,522	$5,896	$156,850	$5,699

Net income attributable to noncontrolling interest	(41)	—	(41)	—

Net Income Available to Common Shareholders	$32,481	$5,896	$156,809	$5,699

Basic net income per share	$0.54	$0.50	$3.02	$0.92
Diluted net income per share	$0.54	$0.49	$2.89	$0.91
Weighted-average shares outstanding:
Basic	59,837,636	24,385,346	56,984,561	6,206,375
Diluted	59,871,465	24,680,656	59,568,067	6,263,921
Regular dividends declared per share	$0.2425	N/A	$0.9700	N/A

FFO and AFFO Statement

Three Months and Year Ended December 31, 2016

(Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Funds from operations (FFO):
Net income attributable to shareholders in accordance with GAAP	$32,481	$156,809
Depreciation and amortization	5,231	20,577
Deferred tax benefit from REIT election	—	(80,410)
Realized gain on sales of real estate	(16,623)	(16,623)

FFO (as defined by NAREIT)	$21,089	$80,353

Non-cash stock-based compensation	394	1,550
Non-cash amortization of deferred financing costs	398	1,592
Other non-cash interest (income) expense	(749)	(610)
Straight-line rent	(2,295)	(10,095)

Adjusted funds from operations (AFFO)	$18,837	$72,790

Fully diluted shares outstanding	59,871,465	59,568,067
FFO per diluted share	$0.35	$1.35
AFFO per diluted share	$0.31	$1.22

Leased Portfolio Summary

Three Months Ended December 31, 2016

Fourth Quarter 2016	Properties	Number of Four Corners Properties	Total Square Feet (000s)	Annual Cash Base Rent -2017 ($000s)	Percentage of Total Annualized Base Rent (2017)	Avg. Rent Per Square Foot ($)	EBITDAR Coverage(1)		Lease Term Before Renewals (Yrs)(2)
Existing properties
	Olive Garden	300	2,565	$71,226	70.6%	$28	4.4x		13.8
	LongHorn Steakhouse	104	579	19,229	19.0%	33	3.9x		12.7
	Other Brands - Darden	14	143	5,568	5.5%	39	3.6x		11.6
	Other Brands-non - Darden	16	54	1,558	1.5%	29	2.7x		15.9
Properties acquired in Q4 2016(3)
	8 Transactions	43	130	4,572	4.6%	35	2.9x		17.3
Properties sold
	Olive Garden	(1)	(9)	(300)	(0.3%)	(33)	(4.7x	)	(16.8)
	Bahama Breeze	(1)	(17)	(880)	(0.9%)	(52)	(5.0x	)	(12.8)

Lease terminations
	No terminations in Q4 2016	—	—	—	—	—	—		—

	Total/Weighted Avg.	475	3,445	$100,973	100.0%	$29	4.2x		13.7

(1)	EBITDAR Coverage is calculated by dividing our tenants estimated trailing 12-month EBITDAR by annual contractual cash rent paid to FCPT. EBITDAR is defined as earnings before interest, income taxes, depreciation, amortization, and rent. EBITDAR is derived from the most recent data from tenants who disclose this information, representing approximately 98% of our run-rate rental income. FCPT does not independently verify financial information provided by its tenants.
(2)	Lease term weighted by cash base rent.
(3)	FCPT acquired 43 properties in Q4 2016 consisting of the following brands: KFC (16), Burger King (10), Hardee’s (4), Arby’s (4), Wendy’s (2), Steak N’ Shake (2), Taco Bell (1), Dairy Queen (1), Denny’s (1), Fazoli’s (1), Zaxby’s (1)

Leased Portfolio Diversification by State

As of December 31, 2016

State	# of Properties	% of Annual Base Rent
FL	45	11.8%
TX	43	10.8%
GA	44	8.4%
OH	33	6.4%
MI	25	4.1%
IN	24	3.4%
TN	18	3.3%
NC	17	3.2%
CA	10	3.2%
PA	13	3.0%
IL	17	2.7%
VA	14	2.6%
WI	16	2.4%
NY	9	2.2%
MD	10	2.2%
KY	10	2.0%
AL	11	2.0%
IA	10	1.9%
SC	8	1.9%
AZ	8	1.8%
NV	6	1.8%
MN	8	1.7%
OK	7	1.5%
CO	7	1.5%
MS	7	1.4%
AR	7	1.3%
KS	5	1.3%
LA	6	1.3%
WV	5	1.2%
MO	6	1.1%
14 States	26	6.3%

Total	475	100.0%

Lease Expirations

As of December 31, 2016

Leases Expiring In	Number of Properties	Expiring 2017 Base Rent ($ in thousands)	Total Square Footage (in thousands)	Percent of Total Expiring Annual Rent
2017	1	53	3	0.1%
2018	—	—	—	—
2019	—	—	—	—
2020	1	59	4	0.1%
2021	1	86	2	0.1%
2022	—	—	—	0.0%
2023	2	207	5	0.2%
2024	—	—	—	—
2025	—	—	—	—
2026	2	234	7	0.2%
2027	71	15,920	520	15.8%
2028	74	16,741	539	16.6%
2029	68	15,103	520	15.0%
2030	67	14,667	518	14.5%
2031	59	13,385	477	13.3%
2032	43	10,081	357	10.0%
2033	42	10,002	365	9.9%
2034	4	510	13	0.5%
2035	1	173	3	0.2%
2036	39	3,752	112	3.7%
Vacant	—	—	—	—

Total	475	$100,973	3,431	100.0%